United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 6, 2007

CytoGenix, Inc.
(Exact name of registrant as specified in its charter)

0-26807

(Commission File Number)

NEVADA	76-0484097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 Wilcrest Drive, Suite 140, Houston, Texas

    77042

(Address of principal executive offices)

(Zip Code)

(713) 789-0070

Registrant’s telephone number, including area code

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 31, 2007, CytoGenix’s management appointed Greg S. Taylor as Chief Financial Officer and Vice President for Finance and Administration of CytoGenix Inc., effective September 1, 2007.  Mr. Taylor will be the principal financial officer and principal accounting officer of CytoGenix.

Mr. Taylor, age 47, has served as Managing Director of Monterey Capital Partners, a private equity investment firm from 1996 to the present. From 2003 to 2005, Mr. Taylor was Vice President of Finance and Business Administration, Chief Financial Officer, at the College of Biblical Studies.  Previously he served as a Vice President with the investment banking division of Sumitomo Trust and Banking and with Bunker Hill Associates, a merchant-banking firm.  Mr. Taylor began his career as a CPA with Ernst and Whinney, a national public accounting firm and received a Bachelor of Business Administration and a Masters of Taxation both from Baylor University.

Effective as of September 1, 2007, Mr. Taylor and CytoGenix executed an employment letter (the “Employment Letter”).  Under the terms of the Employment Letter, Mr. Taylor’s employment will be at-will and the employment may be terminated at any time, with or without cause, by either Mr. Taylor or CytoGenix.  Mr. Taylor will receive (i) an initial annual base salary of $180,000; (ii) a restricted stock grant to purchase 500,000 shares of CytoGenix’s common stock at a purchase price of $0.001 per share; (iii) an option to purchase 3,400,000 shares of CytoGenix common stock at a price per share equal to the fair market value of CytoGenix’s common stock at the date of grant, vesting over four years with 33.3% of such option shares vesting on the date of grant and thereafter 33.3% of such option shares vesting at the first and second anniversaries of the date of grant.  Mr. Taylor will be entitled to a cash bonus of $50,000 if an agreement is executed by CytoGenix in the first year of his employment that provides for $10,000,000 or more to be paid for CytoGenix equity securities or a cash bonus of $75,000 if an agreement is executed by CytoGenix in the first year of his employment that provides for $20,000,000 or more to be paid for CytoGenix equity securities.  Either bonus will be paid 1/2 by CytoGenix at consummation of the transaction with the remaining ½ to be paid on the first anniversary date of the consummation.  Mr. Taylor will also receive certain other employee benefits available generally to all employees or specifically to executives of CytoGenix, including participation in CytoGenix’s management incentive bonuses awarded by the board of directors.  Under the terms of the Employment Letter, if Mr. Taylor is terminated by CytoGenix without cause, he will be entitled to (i) continued payment of his then base salary and provision of benefits for a period of one year.  As a condition to employment, Mr. Taylor signed an Employee Confidentiality, Intellectual Property Assignment and Non-Compete Agreement, which prohibits Mr. Taylor from disclosing CytoGenix confidential information and trade secrets, assigns all intellectual property developed by him in the course of employment to CytoGenix and prohibits him from soliciting CytoGenix’s employees [during the term of the agreement and for a period of one year following termination of the employment].

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibits.

99.1

Employment Letter of Greg S. Taylor dated August 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2007	CytoGenix, Inc.
By /s/ Malcolm H. Skolnick Malcolm H. Skolnick, Chief Executive Officer